Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 Tel +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

July 10, 2015

Signal Genetics, Inc.
5740 Fleet Street
Carlsbad, California 92008

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Signal Genetics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended, covering the offer and sale of the following securities: (i) warrants to purchase 160,714 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company that were issued to the representative of the underwriters as additional compensation pursuant to the Underwriting Agreement, dated February 17, 2015 (the “Equity Offering Representative’s Warrant”), as well as the shares of Common Stock issuable upon exercise of the Equity Offering Representative’s Warrant (the “Equity Offering Representative’s Warrant Shares”) and (ii) warrants to purchase 42,000 shares of Common Stock that were issued to the representative of the underwriters as additional compensation pursuant to the Underwriting Agreement, dated June 17, 2014 (the “Initial Public Offering Representative’s Warrant” and, together with the Equity Offering Representative’s Warrant, the “Representative’s Warrants”), as well as the shares of Common Stock issuable upon exercise of the Initial Public Offering Representative’s Warrant (the “Initial Public Offering Representative’s Warrant Shares” and, together with the Equity Offering Representative’s Warrant Shares, the “Representative’s Warrant Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus included therein, the Company’s Certificate of Incorporation and Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and, except as to the Company, the due authorization, execution and delivery of all documents, where authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Representative’s Warrants constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (ii) the Representative’s Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrants, will be validly issued, fully paid and non-assessable.

ABU DHABI ♦ ATHENS ♦ BEIJING ♦ CENTURY CITY ♦ CHICAGO ♦ DUBAI ♦ FRANKFURT ♦ HONG KONG ♦ HOUSTON ♦ KAZAKHSTAN ♦ LONDON ♦ LOS ANGELES ♦ MUNICH ♦ NEW YORK ♦ NORTHERN VIRGINIA PARIS ♦ PHILADELPHIA ♦ PITTSBURGH ♦ PRINCETON ♦RICHMOND ♦ SAN FRANCISCO ♦ SHANGHAI ♦ SILICON VALLEY ♦ SINGAPORE ♦ WASHINGTON, D.C. ♦ WILMINGTON

Signal Genetics, Inc. July 10, 2015 Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement.

Very truly yours,

/s/ Reed Smith LLP